STOCK PURCHASE AGREEMENT

      AGREEMENT, made and entered into as of the 17th day of March, 1997, by and among Unapix Entertainment, Inc., a Delaware corporation with offices at 200 Madison Avenue, New York, NY 10016 ("Buyer"); G. Paul Sullivan ("Sullivan"), an individual residing at 8202 South 123rd Street, Seattle, WA 98178; Paul Speer ("Speer"), an individual residing at 14715 South East 37th Street, Bellevue, WA 98006; David Lanz ("Lanz"), an individual residing at 2281 North East 60th Street, Seattle, WA 98115; Kevin Garrison ("Garrison"), an individual residing at 12000 NE 8th Street, No. 204, Bellevue, WA 98005; and Kipp Kilpatrick, an individual residing at 11047-38th Avenue NE, Seattle, WA 98125 ("Kilpatrick"; collectively, Sullivan, Speer, Lanz, Garrison and Kilpatrick are referred to as the "Shareholders").

                                R E C I T A L S:

      1. The Shareholders own, in the aggregate, 100% of the issued and outstanding shares of the common stock, no par value per share (the "Miramar Common Stock"), of Miramar Images, Inc., a Washington corporation (the "Company");

      2. The Company has no other shares of capital stock outstanding other than Miramar Common Stock;

      3. The Shareholders hold certain debt of the Company (the "Shareholder Debt");

      4. Other than the Shareholder Debt, there is no other debt of the Company held by any of the Shareholders; and

      5. Buyer desires to acquire, and the Shareholders desire to sell, on the terms and conditions hereinafter set forth, all of the issued and outstanding shares of Miramar Common Stock and all of the Shareholder Debt.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

          THE ACQUISITION OF MIRAMAR COMMON STOCK AND SHAREHOLDER DEBT

      1.1 Purchase and Sale of Miramar Common Stock. Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 1.2, each of the Shareholders shall sell and assign to Buyer the shares of Miramar Common Stock owned by him and the Shareholder Debt owed to him, free and clear of all encumbrances whatsoever, and Buyer shall purchase such shares and debt from each of the respective Shareholders.

      1.2 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 A.M. at the offices of Unapix Entertainment, Inc., 200 Madison Avenue, New York, New York 10016 on March 17, 1997 (the "Closing Date"), or at such other time and on such other date as the parties hereto shall mutually agree.

      1.3 Purchase Price. The purchase price for the Shareholder Debt and the shares of Miramar Common Stock held by each Shareholder shall be the consideration provided by Buyer in the Pooled Consideration Agreement of even date herewith by and among Buyer, the Shareholders, Charles E. Walsh and Critical Mass, L.L.C. (as amended from time to time, the "Consideration Agreement").

      1.4 Additional Consideration. In addition to paying the Basic Purchase Price, Buyer agrees to pay, and undertake the following, as additional consideration to the Shareholders for the sale of the Shareholder Debt and the shares of Miramar Common Stock:

      (a) Buyer shall, as soon as practicable and in any event within six months of the Closing: (i) prepare and file under the Securities Act of 1933, as amended (the "Act"), a registration statement relating to the resale of the shares of the Buyer's Common Stock delivered pursuant to the Consideration Agreement (the "Buyers Shares") (the term "registration statement" as used herein being deemed to include any form which may be used to register a distribution of securities to the public for cash); (ii) prepare and file with the appropriate state blue sky authorities the necessary documents to register or qualify (or obtain an exemption therefrom) the sale of the Buyers Shares in such states as may be reasonably required to facilitate the transactions contemplated by the terms of the Consideration Agreement; and (iii) use diligent efforts to cause such registration statement to become effective and to keep such registration statement and state blue sky filings current and effective for a period of two years.

      All expenses in connection with preparing and filing any registration statement (and any registration or qualification under the blue sky laws of the states in which the offering will be made under such registration statement) shall be borne in full by Buyer, except that (subject to the provisions of Section 1.4(b) below) the underwriting commissions, discounts and expenses attributable to the Buyer Shares so registered and the fees and disbursements of counsel, if any, to each of the Shareholders shall be borne by each of them. Buyer may include other securities in any such registration statement.

      1.5 Delivery of Buyer Disclosure Documents. Each Shareholder acknowledges that Buyer has delivered to him a copy of (a) its Annual Report on Form 10-KSB for the year ended December 31, 1995, (as amended); (b) its Proxy Statement for its 1996 Annual Meeting of Stockholders; (c) its Quarterly Report on Form 10-QSB for the Quarterly Period ended September 30, 1996; and (d) its Prospectus, dated February 16, 1996, including the investment considerations contained therein; (collectively, the "Disclosure Documents"). Each Shareholder represents that he has reviewed each of the Disclosure Documents to his satisfaction.

      1.6 Agreements and Representations of Shareholders with respect to Registration Under the Act. Each Shareholder, represents, warrants and agrees that:

      (a) He will complete, execute and deliver all such documents and undertakings as the Buyer may deem necessary or desirable for purposes of compliance with applicable Federal and state securities laws. The Buyer's obligations set forth in Section 1.4 (a) with respect to the Buyers Shares are contingent on such Shareholder's satisfaction of his obligations set forth herein;

      (b) He has been afforded the opportunity to obtain any information necessary to verify the accuracy of any information set forth in the Disclosure Documents and has had all of his inquiries to Buyer answered in full, and has been furnished all requested materials relating to Buyer and the sale of the Buyers Shares;

      (c) He has not been furnished any literature about Buyer other than the Disclosure Documents; and

      (d) He is acquiring the Buyer Shares as principal for his own investment account, and not (i) with a view to the resale or distribution of all or any part of such shares (other than as expressly set forth in the Consideration Agreement), or (ii) on behalf of another person who has not made the foregoing representation.

                                   ARTICLE II

                            Intentionally Left Blank

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS REGARDING THE
              COMPANY, AUTHORITY AND SHARES OF MIRAMAR COMMON STOCK

The Shareholders, jointly and severally, represent, warrant and agree as follows:

      3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing will not individually or in the aggregate have a material adverse effect on the business, operations or financial condition of the Company. A list of all states and jurisdictions where the Company, is presently qualified is set forth on Schedule 3.1. Complete copies of the Company's Certificate of Incorporation and By-laws, as currently in effect, have been delivered to Buyer.

      3.2 Subsidiaries and Other Entities. The Company does not own any equity interests in any corporation, partnership, joint venture or other entity, domestic or foreign. The Company has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect in any other corporation or in any partnership, joint venture, limited liability company or other business enterprise. The business carried on by the Company has not been conducted through any other direct or indirect subsidiary or affiliate of the Company or any Shareholder.

      3.3 Authority Relative to this Agreement. Each Shareholder has full power and authority to execute, deliver and perform this Agreement and the Consideration Agreement. This Agreement and the Consideration Agreement have been duly and validly executed and delivered by each Shareholder, and each of this Agreement and the Consideration Agreement constitutes the valid and binding agreement of each such Shareholder in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditor' rights generally or by equitable principles.

      3.4 No Violation. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Certificate of Incorporation or By-laws of the Company; (b) violate any provision of, or be an event that would result in the imposition of any damages, penalties or other loss, under any agreement, understanding or arrangement, whether written or oral, to which the Company or any Shareholder is a party or by which any of them or the Company's assets may be bound or affected; (c) violate any provision of, or be an event that is, or with the passage of time or the giving of notice will result in, the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of the assets of the Company or any Shareholder pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgement or decree to which the Company or any Shareholder is a party or by which any of them is bound; (d) violate or conflict with any other restriction of any kind or character to which the Company or any Shareholder is subject or bound or by which the Company or any Shareholder or any assets of the Company are affected;

or (e) violate or conflict with any order, writ, injunction, decree, law, statute, rule or regulation (foreign or domestic) applicable to the Company or any Shareholder or their respective assets.

      3.5 Title to the Miramar Common Stock. Schedule 3.5 sets forth the entire authorized capital Stock of the Company, the number of shares of the Company that are issued and outstanding, and the record holder of such shares. All of such issued and outstanding shares of capital stock are owned both beneficially and of record by the Shareholders and the shares set forth on Schedule 3.5 shall be owned by the respective shareholders set forth on Schedule 3.5 at the Closing. Other than as set forth on Schedule 3.5, there are no outstanding: (a) securities convertible into or exchangeable for capital stock or debt securities of the Company; (b) options, warrants or other rights (contractual or arising by operation of law, including, without limitation, rights of first refusal) to purchase or subscribe to purchase capital stock or debt securities of the Company or securities convertible into or exchangeable for capital stock or debt securities of the Company; (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, purchase, redemption, preemptive rights, holding or voting (pursuant to a voting trust or agreement or otherwise) of any capital stock or debt securities of the Company or any such convertible or exchangeable securities or any such options, warrants or rights or (d) settlement agreements with former Shareholders or creditors of the Company. The outstanding shares of Miramar Common Stock are owned by the Shareholders free and clear of all liens, mortgages, charges, security interests, encumbrances (including, but not limited to, adverse claims) or other restrictions or limitations of any kind whatsoever. At the Closing, Buyer will receive good and valid title to all of the outstanding shares of Miramar Common Stock, free and clear of all liens, claims, charges or other encumbrances or restrictions of any nature whatsoever. The shares of Miramar Common Stock held by the Shareholders are outstanding fully paid and nonassessable.

      3.6 Title to Assets. Except as disclosed in Schedule 3.6 hereto, the Company is the sole owner of the properties and assets it owns, or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the financial statements referred to Section 3.13 hereof and has good and marketable title to all such assets, free and clear of all liens, claims, charges, options or other title defects or encumbrances. All of the properties and assets owned, leased, or used by the Company are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations of the Company and are directly related to the business of the Company. Schedule 3.6 hereto also contains a list of each item of tangible personal property owned, leased or used by the Company except for items having a value of less than $15,000.

      3.7 Realty and Plants. Schedule 3.7 hereto sets forth an accurate list and summary description of all real property owned, used or leased by the Company in connection with its business. Except as set forth in Schedule 3.7 hereto, the plants or offices listed thereon are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are presently used. All such real property, plants or offices and places of business conform with all applicable laws in all material respects. Without limiting the generality of the foregoing, the Company's occupancy of the premises leased by it is in compliance with all applicable law.

      3.8 Litigation; Orders. Except as disclosed in Schedule 3.8, and except for collection actions against accounts receivable debtors of the Company, there are no lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or, to the Shareholder's knowledge, threatened, against or involving the Company, its officers, directors or employees, its properties, assets or business or transactions contemplated by this Agreement, and no Shareholder knows or has reason to be aware of any bases for the same.

      3.9 Trademarks, Trade Names and Service Marks etc. Except as set forth on
Schedule 3.9, the Company possesses all trademarks, trade names and service marks, service names, trade secrets and other proprietary rights (collectively "Trade Rights") necessary or advisable for the conduct of its business. Schedule
3.9 contains a complete description of all such Trade Rights owned or used by or registered in the name of the Company, in the United States or in any other country, including whether such Trade Rights owned or used by or registered in the name of the Company, in the United States or in any other country, are owned by or are licensed to or by the Company, and any royalty agreements entered into by the Company in connection therewith. The Company possesses valid and enforceable rights to use (without payment) all of the Trade Rights within the respective jurisdictions where such Trade Rights are currently used in its business. Except as disclosed in Schedule 3.9, the Company has used all of its Trade Rights without interruption in such respective jurisdictions for not less than five years and has not received any notice of conflict that asserts the rights of others with respect to any such Trade Rights, and to the Shareholder's knowledge there is no reason to believe that the Trade Rights conflict with any rights of others. The Company has performed all obligations required to be performed by it and it is not in default under any agreement relating to any Trade Right. The conduct of the Company's business does not infringe upon the patents, trademarks, copyrights or trade names of anyone.

      3.10  Consents; Licenses; Approvals and Other Authorizations.

      (a) The conduct of the Company's business and the ownership and use of the Company's properties complies in all respects with all applicable laws, rules, regulations, ordinances, orders, judgments and decrees and upon consummation of the transactions contemplated by this Agreement, Buyer will be able to legally continue the Company's business as presently conducted by it. No proceeding is pending or, to any Shareholder's knowledge, threatened, seeking the revocation or limitation of any license, permit, order or other authorization and, to the knowledge of Shareholders, there is no basis or ground for any such revocation or limitation.

      (b) Schedule 3.10 contains a list of all consents, registrations, filings, applications, notices, transfers, approvals, orders, qualifications, waivers and other actions of any kind required of any persons, entities, governmental authorities or private agencies in connection the consummation of this Agreement and the Consideration Agreement (other than with respect to the registration under the Securities Act of 1933, as amended of the Buyer Shares) and the transfer of the Shareholder Debt and the outstanding shares of Miramar Common Stock.

      3.11  Contracts, Commitments and Officers and Directors.

      (a) Except as set forth in Schedule 3.11, the Company is not a party to bound by or the beneficiary of any written or oral, express or implied (i) contract or commitment for the employment of any officer or employee not terminable, without penalty, on less than 30 days' prior notice, (ii) lease to it as lessee of real or personal property, (iii) continuing contract or commitment for the future purchase by it of materials, supplies, equipment or services in excess of the requirements of its normal operating inventories, (iv) lease under which it is lessor of real or personal property, (v) bonus, pension, profit-sharing, retirement, stock purchase or stock option plan or any hospitalization, insurance or similar plan or practice, formal or informal, in effect with respect to employees or others (collectively the "Plans"), (vi) advertising contract or commitment, (vii) insurance policy, or insurance binders; or (viii) material contract or commitment not made in the ordinary course of business, including, without limitation, with respect to sums borrowed. All the contracts and commitments listed in Schedule 3.11 are valid and binding obligations of the parties thereto in accordance with their respective terms and conditions, and, except as disclosed in Schedule 3.11 or any other Schedule hereto, there are no liabilities arising from any breach or default of any provision of any such contract or agreement by any party thereto, and no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a breach or default by any party to any such contract or agreement or would cause acceleration of any obligation of any party thereto or the creation of any lien, encumbrance or security interest in or upon any assets of either the Company or any of the Shareholders. The Company has in all material respects performed all obligations required to be performed by it to date, and, except as disclosed in Schedule 3.11, the Company is not in default in any material respect under any contract, agreement, lease or other instrument to which it is a party or by which it is bound. True and complete copies of all contracts, agreements, leases, and other documents listed on Schedule 3.11 (together with any and all amendments thereto) have been delivered to Buyer. Additionally, set forth on Schedule 3.11 is a list of all of the Company's directors and officers and the names of all persons, if any, holding tax or other powers of attorney of the Company and a summary of the terms thereof as of the Closing Date.

      (b) Except as set forth on Schedule 3.11, upon termination of the employment of any employees, the Company, will not, by reason of anything done prior to the Closing, be liable to any employees for any specific "severance pay" or any other payments, except for liabilities accrued on the Company's books and records (all of which are set forth on Schedule 3.11) or as may be required under state unemployment insurance or other laws.

      (c) The Company has complied in all respects and is in compliance with all Federal, state and local laws and regulations respecting employment and employment practices (including, without limitation, OSHA), terms and conditions of employment, wages and hours, collective bargaining and the payment of social security and similar taxes. There has not been any (i) termination of any "defined benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974

("ERISA") maintained by the Company or any person, firm or corporation which is under "common controlled" within the meaning of Section 4.001(b) of ERISA with the Company (an "Affiliate"), or (ii) commencement of any proceeding to terminate any such plan pursuant to ERISA, or otherwise or (iii) written notice given to the Company or any Affiliate of the intentions to commence or seek the commencement of any such proceeding. All accrued benefits under each pension or profit sharing plan of the Company are fully provided for as of the Closing Date and are fully funded. Each funded pension and profit sharing plan maintained by the Company for one or more of its employees constitutes a qualified plan under
Section 401(a) of the Internal Revenue of Code 1986, as amended (the "Code") and meets all applicable requirements of ERISA. A true correct complete copy of the Company's 401(k) Plan has been delivered to the Buyer as an attachment to
Schedule 3.11, is and has at all times been qualified under Section 401(a) of the Code and any trust maintained pursuant thereto has been at all times and is exempt from taxation under Section 501(a) of the Code. The 401(k) plan has received a determination letter from the Internal Revenue Service ("IRS") stating that it is qualified. The Company has not engaged in a prohibited transaction as defined in Section 4975(c) of the Code or the Section 406(a) of ERISA with respect to the 401(k) plan. The 401(k) plan has never been subject to the funding standards of Section 302 of ERISA or Section 412 of the Code. No complete or partial termination of the 401(k)plan has occurred. Any bonding required by ERISA with respect to the 401(k) plan has obtained and is in full force and effect. The 401(k) plan has been administered in accordance with its provisions and is in compliance with ERISA and all applicable laws except to the extent any failure to so administer such plan would have an material adverse effect on the Company. There are no disputed claims under the 401(k) plan which have been or to the Company to the Shareholder's knowledge, may reasonably be asserted, including those which would have resulted in pending or threatened litigation, other than claims for benefits in the ordinary course of the operation of the 401(k) plan and there are, to the Shareholders' best knowledge, no pending government investigation, proceedings or inquiries with respect to the 401(k)plan. All required filings including filings required to be made with the United States Department of Labor, the IRS and the PPGC have been timely filed with respect to the 401(k) plan the following documents have been delivered to the Buyer with respect to the 401(k) plan: (a) a copy of the 401(k), (b) summary plan description, (c) summaries of material modifications,
(d) annual reports or returns on Form 5500 Series and (auditors reports since the adoption of the 401(k) plan, and (e) all determination letters, rulings, exemptions, waivers and opinions issued by the IRS, PPGC or Department of Labor.

      (d) Except as set forth in Schedule 3.11 none of the obligations or liabilities of the Company is guaranteed by, or subject to a similar contingent liability of, any other person, firm, corporation or other entity, nor has the Company guaranteed or otherwise become contingently liable, for the obligations or liabilities of any other person, firm, corporation or other entity.

      (e) Set forth on Schedule 3.11 is the name of each bank at which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto and the names of all persons, if any, holding tax or other powers of attorneys from the Company and a summary of the terms thereof.

      3.12 Taxes. Except as set forth on Schedule 3.12 hereto, within the times and in the manner prescribed by law, the Company has filed all tax returns and reports required to be filed by law, including, without limitation, returns and reports for any employee benefit plans, franchise taxes and estimated returns with respect to Federal, state and local income taxes, and has paid all taxes, interest, penalties, assessments and deficiencies which have become due and payable in connection with such returns or otherwise. Except as set forth on
Schedule 3.12, the Company is not a party to any pending action or proceeding, and there is no action or proceeding threatened by any government authority, for the assessment or collection of taxes or other governmental charges or any unresolved claim or lien for assessment or collection of taxes, nor have such charges, claims or liens been asserted against the Company or any of its assets. Except as set forth on Schedule 3.12, there are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax return of the Company nor any matters under discussion with any taxing authority. The Company's state tax obligations have been audited and accepted by the taxation authority of the State of Washington for all of its fiscal years through March 31, 1996. A true correct and complete copy of the letter from the State of Washington taxation authority regarding such audit has been delivered to the Buyer as part of Schedule 3.12. On or about July 1, 1987, the Company converted from C Corporation to S Corporation status under the Code and at such date, the Company had no accumulated earnings and profits. The Company has not had both accumulated earnings and profits as well as passive investments income that exceeds twenty-five (25%) percent of its gross receipts during the past three consecutive tax years.

      3.13 Financial Statements. Buyer has been provided with the audited balance sheet of the Company as at December 31, 1995 (the "Year End Balance Sheet")and the related statements of operations and retained earnings for the year then ended, including the notes thereto (the "Year End Financial Statements"). Buyer has been provided with the unaudited balance sheet of the Company as at November 30, 1996 (the "Interim Balance Sheet") and the related statements of operations and retained earnings for the eleven months then ended, including the notes thereto (together with the Interim Balance Sheet, the "Interim Financial Statements"). The Year End Financial Statements and the Interim Financial Statements are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of the Company at the dates thereof and, except as indicated therein, reflect all claims against and all debts and liabilities of the Company, fixed or contingent or otherwise, as at the respective dates thereof. Except as set forth in Schedule 3.13, as of November 30, 1996 there were no liabilities or obligations of any nature (absolute, accrued or contingent) which were not fully reflected or reserved against in the Interim Balance Sheet, and the reserves, if any, reflected in the Interim Balance Sheet are adequate, appropriate and reasonable. As of November 30, 1996, except as set forth on Schedule 3.13, there are no grounds or any basis for the assertion against the Company of any liability of any nature not fully reflected or reserved against in the Interim Balance Sheet (excluding any notes thereto). The Interim Financial Statements do not contain any items of special or non recurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such Interim Financial Statements include all adjustments, which consist of only normal recurring, accruals, necessary for such fair presentation.

      Except as set forth in Schedule 3.13, since November 30, 1996, there has not been any: (a) adverse change (in any case or in the aggregate) in the financial condition, liabilities, assets or business of the Company; (b) destruction, damage to, or loss of any asset of the Company (whether or not covered by insurance) that adversely affects the financial condition (in any case or in the aggregate) of the Company; (c) labor trouble or other labor-related event or condition of any character which in any case or in the aggregate adversely affects the financial condition, business or assets of the Company; (d) sale, transfer or lease of any asset of the Company, except in the ordinary course of business; (e) license, contract commitment or transaction to which the Company is a party, except in the ordinary course of business; (f) mortgage, pledge or other encumbrance of any asset of the Company, except in connection with loans extended to the Company by Buyer; (g) change in compensation or other amounts payable or to become payable to any employee of the Company or any change in any then existing bonus or similar plan, agreement or arrangement; or (h) other events or conditions of any character that alone or in the aggregate might reasonably be expected to have an adverse effect on the financial or operating condition, business or assets (in any case or in the aggregate) of the Company.

      3.14 Insurance. Schedule 3.14 contains an accurate and complete list (specifying the insurer, the policy number or covering note number with respect to binders, the premium and coverage amounts and any claims outstanding) of all current policies of fire, liability, worker's compensation, vehicular, directors' and officers' liability, crime, fiduciary, protection/indemnity, errors and omissions, casualty, business disruption, performance, completion and surety bonds, letters of credit and other forms of insurance owned or held by the Company. Such policies are in full force and effect. All premiums with respect thereto covering all periods up to and including the Closing Date have been paid, no notice of cancellation or termination has been received, and no material increase of such premiums is, to Shareholder's knowledge, threatened with respect to any such policy. The Company has not been refused any insurance with respect to its business or assets, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

      3.15  Entertainment Properties.

      (a) Schedule 3.15A contains an accurate and complete list of all entertainment properties (including without limitation, audio-visual programs and solely audio programs) (collectively, "Properties"), both released and unreleased, with respect to which the Company has an ownership interest in the copyright or has otherwise licensed or acquired distribution rights. Set forth on Schedule 3.15A is an accurate description of the Company's interest in each such property, including whether the Company owns the copyright or licenses distribution rights, the term of any such license and the territory in which the Company may distribute each Property.

      (b) Schedule 3.15B contains an accurate and complete list of all Properties which are currently licensed to third parties for distribution, exhibition, broadcast or for other purposes, the respective territories and media to which such licenses relate and the expiration of the terms of such licenses.

      (c) Accurate and complete copies of the Company's distribution agreements (as amended through the Closing Date) with BMG Music, BMG Video International, Image Entertainment and Sirius Publishing, as amended to date, have previously been delivered to Buyer.

      (d) All necessary transfer of rights, permissions and licenses from the owners of any legally protected right or interest in the Properties have been obtained. Schedule 3.15C contains an accurate and complete list of the respective royalties with respect to each Property (indicating royalty and advance amounts past due as of March 1, 1997 and due dates and calculation formulas for amounts initially due after the Closing Date), and any advances or guarantees that are either currently due and owing with respect to a Property or are scheduled to be paid in the future. Except as set forth on Schedule 3.15C, all royalties, advances, guarantees or any other third party participation (including, without limitation payments to any union or guild or any member thereof, actor, director, writer, composer, craftsmen or performer) that are currently due and payable with respect to the Properties have been paid.

      (e) Except as specifically set forth on Schedule 3.15C, all material agreements, instruments, rights, and contracts relating to the Properties are in full force and effect and no defaults exist or will, with the passage of time and the giving of notice, exist which will give another party the right to cancel or terminate any such agreements, instruments, rights, and contracts.

      (f) All applicable governmental regulations and requirements of unions and guilds relating to the Properties and the distribution thereof have been met.

      (g) The masters of the Properties are in all respects of a technical quality adequate for television and home video exhibition. The masters of the Properties are in the possession of the Company or agents of the Company which have provided written receipts therefor to the Company.

      (h) The Company's distribution of the Properties has not, and will not, infringe or violate any trademark, trade name, copyright, contract, right of privacy or publicity, or defame or invade any right of any party or entity and there is no claim or action by any such person pending, or to the knowledge of any Shareholder threatened, with respect thereto.

      (i) Schedule 3.15D contains a substantially accurate and complete list of all relevant holdback restrictions respecting the Properties. Other than as set forth thereon, and subject to the distribution rights that have been granted by the Company and are currently in effect, each of the Properties are immediately available for exhibition and distribution in all the media and territories.

      3.16 No Bankruptcy; Insolvency; and Judgements. Neither any Shareholder nor the Company has sought relief under the Bankruptcy Code and no Shareholder has any reason to believe that a petition seeking such relief will be filed against the Company or against a Shareholder, nor, except as set forth on
Schedule 3.6 or on Schedule 3.8, is any judgement recorded against the Company or any Shareholder or any of its or his assets. None of the Shareholders is currently insolvent nor will any of them be rendered insolvent as a result of the consummation of the transactions contemplated hereby.

      3.17 Disclosure. No representation, warranty or statement made by the Shareholders in this Agreement or in the schedules attached hereto or in the certificates or other written materials furnished to Buyer or its representatives, attorneys and accountants in connection with this Agreement and the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or, in light of the circumstances under which they were made, necessary to make the statements contained herein or therein, not misleading or necessary in order to provide a perspective purchaser of all the outstanding shares of capital stock of the Company with adequate information as to the Company and its condition (financial and otherwise), properties, assets, liabilities, business and prospects and the Shareholders have disclosed a Buyer in writing all material adverse facts known to them relating to the same. Without limiting the generality of the foregoing, each of the amounts described as "Consideration" in any settlement agreement between and among Buyer, the Company and one or more creditors of the Company (including the lease amendment with TRP General Partnership) entered into on or prior to the date hereof, represents bona fide amounts due the respective creditor of the Company by the Company immediately prior to the date of such settlement agreement.

      3.18 Brokers, Finders, etc. Shareholders represent that neither they nor the Company have employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement, other than Baldwin & Associates. A complete and accurate copy of the Company's agreement with Baldwin & Associates is annexed hereto as Schedule 3.18.

      3.19 Shareholder Debt. Schedule 3.19 contains a complete and accurate description of all Shareholder Debt and the record and beneficial owners thereof. True and correct copies of all instruments and documents evidencing the Shareholder Debt are annexed hereto as Schedule 3.19A; and

      3.20 Funded Indebtedness to Shareholder Debt. Set forth on Schedule 3.20 is a complete and accurate description of each debt (including all direct obligations and indirect or contingent obligations by way of guaranty or otherwise) of the Company for money borrowed from the Shareholders, financial institutions, and other Persons (collectively, "Funded Indebtedness"), including a description of unpaid principal, interest and fees initially due on or prior to the Closing Date and all principal, interest, fees and other amounts scheduled to be initially due after the Closing Date. Attached to Schedule 3.20 are complete and accurate copies of all documents pertaining to the all Funded Indebtedness. Except as set forth on Schedule 3.20, all payments of interest, fees and principal that are required to be paid with respect to the Funded Indebtedness on or prior to the Closing Date shall have been paid on or before such date. There has been no default or event of default under any document evidencing any Funded Indebtedness which has not been waived in a writing by the holder of such debt, a copy of which has been delivered to the Buyer.

      3.21. Transactions With Certain Persons. Except as set forth on Schedule 3.21, during the past three years the Company has not, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to compensation for services rendered as a director, officer, or employee of the Company), in the ordinary course of business or otherwise (i) any shareholder of the Company or (ii) any person, firm, corporation, which directly or indirectly alone or together with others, controls or is controlled by or is under common control with the Company or any Shareholders of the Company. Except as set forth on Schedule 3.21, the Company does not owe any amount to or have any contract with or commitment to, any of its current or former Shareholders, directors, officers, employee or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any money to the Company. Except as expressly and specifically denoted on Schedule 3.21, all of the transactions set forth on Schedule 3.21 are pursuant to terms no less favorable to the Company then would have existed if such transactions were at arms length.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                Buyer represents, warrants and agrees as follows:

      4.1 Incorporation; Authorization, etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate corporate action of the Board of Directors of the Buyer. Buyer has full corporate power and is duly authorized to perform its obligations under and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement do not and will not violate any provision of the certificate of incorporation or by-laws of Buyer or any provision of any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgement or decree to which Buyer is a party or by which it or its property is bound and do not and will not violate or conflict with any other material restriction of any kind or character to which Buyer is subject and will not result in the imposition of any lien upon, or the creation of a security interest in, any of the assets of the Buyer. This Agreement is a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by equitable principles.

      4.2 Brokers, Finders, etc. Buyer has not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission from Buyer, the Company or the Shareholders upon the consummation of the transactions contemplated hereby.

      4.3 Disclosure. No representation, warranty or statement made by Buyer in this Agreement or in the schedules attached hereto or in the certificates or other written materials furnished to Shareholders or any of their representatives, attorneys and accountants in connection with this Agreement and the transactions contemplated hereby or thereby, contains or will contain at Closing any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or, in light of the circumstances under which they were made, necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                         SURVIVAL OF REPRESENTATIONS AND
                              WARRANTIES; INDEMNITY

      5.1 Survival. The representations and warranties of Shareholders and Buyer included or provided for herein, or in the schedules or other instruments or agreements delivered or to be delivered pursuant hereto, and the obligations to indemnify and hold harmless pursuant to Section 5.2, shall survive the Closing until the third anniversary of the Closing Date except for the representations and warranties set forth in Sections 3.5 and 3.12 which should survive until expiration of the applicable statute of limitations, if any.

      5.2 Indemnity.

            (a) Each of the Shareholders will, and hereby do, jointly and severally, indemnify and hold harmless Buyer and the directors, officers, employees, agents and representatives of Buyer (collectively, the "Buyer Indemnified Parties") at all times after the Closing Date, against and in respect of any loss, damage, expenses (including, without limitation, reasonable attorneys' fees) or deficiency sustained by any of the Buyer Indemnified Parties as a result of any assessment of taxes, judgments or as the result of any other liabilities of, or claims made by or against, any of the Buyer Indemnified Parties of any nature, whether accrued, absolute, contingent or otherwise, which arise out of any untrue representation or warranty of Shareholders contained in this Agreement or in any agreement or document executed in connection herewith or the non-fulfillment of any covenant or undertaking of Shareholders contained in this Agreement or any agreements executed in connection herewith, or any liability, loss or damage incurred by the Company with respect to amounts due (including principal, fees, interest and expenses) with respect to Funded Indebtedness on which one or more of the Shareholders is directly or contingently liable; provided, however, that Buyer shall not be entitled to assert any claim for indemnification hereunder unless and until all claims of Buyer for indemnification in respect hereof exceed $25,000 (the "Liability Exception") in the aggregate, at which time all claims of Buyer for indemnification hereunder may be asserted; provided further, the Liability Exception shall not apply to any losses, liabilities, damages and expenses in respect of an untrue representation or breach of warranty contained in Sections
3.5 and 3.20 hereof. Notwithstanding anything herein to the contrary, no Shareholder's liability for indemnification shall exceed the aggregate of (i) $750,000; (ii) $1,080,612.44; and (iii) any Debt Service Obligations satisfied by the Buyer in cash not reimbursed from the proceeds of stock in the "Account" maintained pursuant to the Consideration Agreement.

      (b) Buyer may elect, in its sole discretion, to be indemnified for any loss by offsetting the amount of such loss against any amounts due and owing to any of the Shareholders pursuant to this Agreement or otherwise.

      (c) Buyer will, and hereby does, indemnify and hold harmless Shareholders and the agents and representatives of Shareholders (the "Shareholder Indemnified Parties") at all times after the Closing Date, against and in respect of any loss, damage, deficiency or expenses (including, without limitation, reasonable attorneys' fees) sustained by the Shareholder Indemnified Parties as a result of or arising out of the breach by Buyer of any representation or warranty of Buyer contained in this Agreement or in any agreement or document executed in connection herewith or the non-fulfillment of any covenant or undertaking of Buyer contained in this Agreement or any agreements executed in connection herewith.

      (d) Notwithstanding anything in this Section 5.2 to the contrary, no party shall have any liability to indemnify any other party or another person entitled to indemnity hereunder, with respect to losses incurred from settlements effected without the indemnifying party's consent.

      (e) The indemnification provided for hereunder shall remain operative and in full force and effect following the consummation of the transactions provided for herein.

      5.3 Indemnification Not Sole Remedy. The indemnification contained in this Agreement shall not be deemed to be the exclusive remedy of the indemnified party in connection with or arising from any failure by the indemnifying party to perform any of its covenants or obligations in this Agreement or in the agreements related hereto or any breach by the indemnifying party of any warranty or the inaccuracy of any representation of the indemnifying party contained in this Agreement, nor shall such indemnification be deemed to prejudice or to operate as a waiver of any remedy to which the indemnified party may be entitled at law or in equity; provided, however, notwithstanding the foregoing, the maximum amount recoverable from the shareholders in the aggregate shall not exceed the limit described in the last sentence of Section 5.2(a).

                                   ARTICLE VI

                          COVENANTS OF THE SHAREHOLDERS

      6.1 Further Assurances. Each party agrees that, from time to time, whether at or after the Closing, it will execute and deliver such further instruments of conveyance and transfer and other instruments or documents and take such other action as is necessary to carry out the terms of this Agreement. Each party further agrees that it will not take any action that will prevent the performance of this Agreement in accordance with its terms.

      6.2 Conduct of Business. The Shareholders, jointly and severally, agree that from the date hereof until the Closing, they shall cause the Company's operations and activities to be conducted only in the ordinary course of business consistent with past practice.

      Without limitation of the foregoing, from the date of this Agreement, the Shareholders covenant and agree that each will:

      (a) use his best efforts to maintain and preserve the physical assets used in the conduct of the Company's business;

      (b) use his best efforts to maintain all contracts and the relations and goodwill of employees, producers, customers, distributors, suppliers, lessees and others having business relations with the Company;

      (c) use his best efforts to maintain in full force and effect all licenses, permits, rights and other authorizations used in the conduct of the Company's business and in effect on the date hereof;

      (d) use his best efforts to prevent any of the Company's assets from being subjected to any lease, contract of sale, assignment, mortgage, pledge, lien, charge or encumbrance, except in the ordinary course of the business and except as may be incurred or granted to Buyer;

      (e) cause the Company (i) not to increase the amount of compensation paid to any of the employees of Company; (ii) not to pay or agree to pay any pension, retirement allowance, or other employee benefit not required by an existing plan, collective bargaining agreement or arrangement, to any such employee, whether past or present; and (iii) not to enter into or renew any employment contracts, agreements, commitments, or arrangements which cannot be terminated at will by the Company without penalty;

      (f) cause the Company not to sell, transfer, license or otherwise dispose of, or agree to sell, transfer, license or otherwise dispose of, any of the Trade Rights, or interests in the Properties, except in the ordinary course of its business;

      (g) cause the Company not to prepay any obligation having a maturity of more than 90 days from the date it was issued and incurred except with the prior consent of Buyer;

      (h) cause the Company not to enter into any agreement or commitment that restricts the Company from carrying on its business as presently conducted by it anywhere in the world;

      (i) cause the Company not to cancel any debts or waive any claims or rights of substantial value;

      (j) not permit the Company's Certificate of Incorporation or By-laws to be amended;

      (k) cause the Company not to incur any obligations or liabilities (absolute or contingent) other than obligations for money borrowed from Buyer and other current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;

      (l) cause the Company not to issue, sell, buy or redeem, or issue rights to subscribe to, or options or warrants to purchase, or enter into agreements, commitments or obligations to issue, sell, buy or redeem, any shares of its capital stock, securities that are convertible into shares of its capital stock or any other ownership interests; or

      (m) cause the Company not to agree or otherwise commit, whether in writing or otherwise, to take any of the actions prohibited by this Section 6.2.

      6.3 Exclusivity. Shareholders agree that Buyer shall have the exclusive right through the Closing Date (or the earlier termination hereof pursuant to Article IX) to consummate the transactions contemplated herein, and during such exclusive period, Shareholders shall ensure that neither Shareholders or the Company nor any of their authorized representatives will solicit or accept any other offer to purchase any shares of the Company's capital stock, the Shareholder Debt or other securities of, or interests in, the Company or any part of the Company's assets (other than the sale of inventory and interests in the Company's assets in the ordinary course of business) or enter into any similar transaction or hold discussions or negotiations with, or provide any information to, any other individual, corporation, partnership or other entity concerning such transactions (other than such discussions which are in furtherance of the transactions contemplated herein). Shareholders, on the one hand, and Buyer, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or pursuant to any listing agreement with any national securities exchange.

      6.4 Inspection. The Shareholders will cause the Company to permit any officer, representative or agent of the Buyer to visit and inspect, at the Buyer's expense, any of the properties of the Company, including its books of account (and to make copies thereof and to take extracts therefrom), and to discuss the affairs, finances and accounts of the Company with its officers, all at such reasonable times and as often as may be reasonably requested. The Company's officers will furnish to the Buyer's officers, representatives or agents such financial and operating data and other information with respect to the Company as such officers, representatives or agents shall request. The Buyer, when exercising its rights of inspection hereunder, shall use is best efforts to maintain the confidentiality of all confidential information of Buyer acquired by it in exercising such rights, and shall also cause its officers, agents and representatives to agree to do so.

                                   ARTICLE VII

                    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

      The obligation of Buyer to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived by Buyer):

      7.1 Accuracy of Representations, Warranties and Covenants of Shareholders; Updated Schedules. Each of the representations and warranties of Shareholders contained in this Agreement shall be true in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and each of the covenants and agreements of Shareholders to be performed on or before the Closing Date shall have been duly performed in all respects, and Buyer shall have received at the Closing a certificate to that effect dated the Closing Date and executed by each Shareholder. From time to time prior to the Closing, the Shareholders will promptly supplement or amend the Schedules to this Agreement with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Schedules to this Agreement. No such supplement or amendment of the Schedules to this Agreement made pursuant to this Section 7.1 which purports to correct any prior representation or cure the breach of any prior warranty made in this Agreement shall be deemed to correct such representation or cure the breach of such warranty for purposes of this Section 7.1 and Article V of this Agreement, unless specifically agreed to in writing by Buyer.

      7.2 Filings; Consents; Waiting Periods All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by this Agreement, as set forth on Schedule 3.10 shall have been made or obtained and all applicable waiting periods shall have expired or been terminated. The Buyer shall have received the written consent of Atlantic Bank of New York to the transactions contemplated hereby.

      7.3 No Adverse Change. There shall not have occurred after the date of this Agreement any change in or effect on the Company's business that is, or might reasonably be, individually or in the aggregate, materially adverse to the business, prospects, operations, properties, assets, liabilities or condition (financial or otherwise) of the Company.

      7.4 Bankruptcy; Assignment. Neither any Shareholder nor the Company shall have made an assignment for the benefit of creditors or admitted in writing his or its inability to pay his or its debts generally as they become due, nor shall any Shareholder or the Company have petitioned or applied to any tribunal for the appointment of a trustee or receiver thereof, or of any substantial part of the assets thereof, nor shall any Shareholder or the Company have commenced any proceedings or sought to obtain the benefit of any bankruptcy, arrangement, insolvency, readjustment of debt, dissolution, reorganization or liquidation law of any jurisdiction nor shall any such petition or application been filed, nor any such proceedings been commenced against any Shareholder or the Company; nor shall any trustee or receiver have been appointed of the whole or any substantial part of the assets of any Shareholder or the Company nor shall any order, judgement or decree have been entered adjudicating any Shareholder or the Company bankrupt or insolvent or approving the petition in any such proceedings.

      7.5 Good Standing Certificates. Shareholders shall have delivered to Buyer a certificate of good standing for the Company certified by the Secretary of State of Washington.

      7.6 Stock Certificates. Shareholders shall have delivered to Buyer the certificates representing the shares of Miramar Common Stock held by each of them, duly endorsed for transfer, or with appropriate stock powers in blank attached.

      7.7 Shareholder Debt. Each Shareholder shall have delivered to Buyer all instruments, documents and agreements evidencing or otherwise relating to the Shareholder Debt, together with such instruments or documents assigning such debt to Buyer as Buyer shall have requested.

      7.8 Other Documents. Shareholders shall have delivered to Buyer such other further documents and instruments as Buyer may have reasonably requested to effectuate this Agreement.

      7.9 Resignations. The individuals named on Schedule 7.9 shall have resigned as officers and directors of the Company and shall have delivered the general releases in a form satisfactory to the Buyer.

      7.10 Settlement of Debt. The Company shall have settled the outstanding indebtedness set forth on Schedule 7.10, or Buyer shall have acquired such debt, on terms that are acceptable to Buyer in its sole discretion. Buyer shall have received such documents evidencing such settlements or acquisitions as are acceptable to it in its sole discretion.

      7.11 New Credit Facility. The Company shall have entered into a credit facility with an institutional lender permitting borrowings of up to a maximum amount of at least $750,000, and having such other terms as are acceptable to Buyer in its sole discretion. Buyer shall have received copies of all documents governing such credit facility, which shall be acceptable in all respects to Buyer in its sole discretion.

      7.12 Employment Agreement with G. Paul Sullivan. Sullivan shall have entered into an Employment Agreement with the Company substantially in the form annexed hereto as Exhibit A.

      7.13 Approval of AMEX Listing Application. The AMEX shall have approved an application for listing all of the Buyer Shares to be issued pursuant to this Agreement as well as all shares of Buyer's common stock to be issued by Buyer to any holders of Company debt in connection with Buyer's purchase thereof.

                                  ARTICLE VIII

                 CONDITIONS TO SHAREHOLDERS' OBLIGATION TO CLOSE

      The obligation of Shareholders to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived by the Shareholders):

      8.1 Representations, Warranties and Covenants. Each of the representations and warranties of Buyer contained in this Agreement shall be true in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, the covenants and agreements of Buyer to be performed on or before the Closing Date shall have been duly performed in all respects, and Shareholders shall have received at the Closing Date a certificate to that effect dated the Closing Date and executed on behalf of Buyer by an authorized officer of Buyer.

      8.2 Payment of Purchase Price. Buyer shall have delivered to Shareholders the purchase price for their shares of Miramar Common Stock and shall have delivered to the Shareholder Debtholders certificates for the Buyer Shares in payment of the Shareholder Debt.

      8.3 Other Documents. The Buyer shall have delivered such other and further documents and instruments as Shareholders may reasonably request to effectuate this Agreement.

      8.4 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by this Agreement as set forth on Schedule 3.10 shall have been made or obtained and all applicable waiting periods shall have expired or been terminated.

                                   ARTICLE IX

                                   TERMINATION

      9.1 Termination Prior to Closing. This Agreement may be terminated and abandoned at any time prior to the Closing:

      (a) By the unanimous consent in writing of Buyer and Shareholders; or

      (b) By either Buyer on the one hand, or by all of the Shareholders, on the other hand, by notice in writing to the other (the "Defaulting Party") if the Closing shall not have occurred due to: (i) the inability or refusal of the Defaulting Party to fulfill the conditions precedent to the Closing required of them pursuant to Articles VII or VIII on or before the Closing Date; (ii) the breach of any representation or warranty contained herein by the Defaulting Party; or (iii) the failure to timely perform any of the covenants and agreements contained herein by the Defaulting Party.

      9.2 Additional Remedies. Any termination pursuant to this Article XIX shall be without prejudice to the terminating party's rights and remedies under this Agreement or otherwise by reason of any violation of the Agreement occurring prior to such termination.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts of laws principles thereof.

      10.3 Entire Agreement. This Agreement, and the other agreements and documents contemplated hereby, contain the entire agreements between the parties and there are no agreements, understandings, representations or warranties between the parties other than those set forth in these Agreements and documents.

      10.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Buyer and each of the Shareholders at any time prior to the Closing with respect to any of the terms contained herein.

      10.5 Agreement for the Parties Benefit Only. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder, and no person other than the parties hereto is entitled to rely on any representation, warranty or covenant contained herein.

      10.6 Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      10.7 Notices. All notices to a party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the address of such party set forth in the first paragraph of this Agreement or to such other address and the attention of such other person as such party may designate by written notice to the other parties hereto.

      Any notice shall be deemed to have been served or given as of the date such notice is personally delivered or five business days after it is properly mailed hereunder.

      10.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that this Agreement may not be assigned by Shareholders or Buyer.

      10.9 Judicial Interpretation. Should any of the provisions of this Agreement require judicial interpretation, it is agreed that the court or arbitrator interpreting or construing the Agreement shall not apply a presumption that any provision shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same; it being agreed that all parties and their respective agents have participated in the preparation of this Agreement.

      10.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the Escrow Agreement or any breach or validity thereof shall be settled by arbitration in New York by a panel of three arbitrators in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the New York court for this purpose. The parties hereto agree that arbitrators should be required to follow applicable law and give reasons for their decisions in any arbitrator's decision.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                       /s/ G. Paul Sullivan
                                       -------------------------
                                       G. Paul Sullivan



                                       -------------------------
                                       Paul Speer




                                       -------------------------
                                       David Lanz




                                       -------------------------
                                       Kevin Garrison



                                       /s/ Kipp Kilpatrick
                                       -------------------------
                                       Kipp Kilpatrick




                                       UNAPIX ENTERTAINMENT, INC.



                                       By: /s/ David M. Fox
                                           ----------------------
                                           Name: David M. Fox
                                           Title: President & CEO

                                       _________________________
                                       G. Paul Sullivan



                                       /s/ Paul Speer
                                       -------------------------
                                       Paul Speer



                                       /s/ David Lanz
                                       -------------------------
                                       David Lanz



                                       /s/ Kevin Garrison
                                       -------------------------
                                       Kevin Garrison



                                       _________________________
                                       Kipp Kilpatrick




                                       UNAPIX ENTERTAINMENT, INC.



                                       By: ________________________________
                                           Name:
                                           Title:


                                       23